UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

NABORS INDUSTRIES LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda
(Address of Principal Executive Offices, and Zip Code)

(441) 292-1510

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 11, 2025 (the “Closing Date”), Nabors Industries Ltd., a Bermuda exempted company (“Nabors” or “Parent”) completed its previously announced merger with Parker Drilling Company, a Delaware corporation (“Parker” or the “Company”). Pursuant to that certain Agreement and Plan of Merger, dated as of October 14, 2024 (as amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Nabors, Parker, Nabors SubA Corporation, a Delaware corporation and a wholly owned subsidiary of Nabors (“Merger Sub”), and Värde Partners, Inc., a Delaware corporation, solely in its capacity as the representative of the stockholders of Parker (the “Stockholder Representative”), Merger Sub merged with and into Parker, with Parker surviving the merger as a wholly owned subsidiary of Nabors (the “Merger”).

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 regarding the Parker Term Loan (as defined below) is incorporated into this Item 1.01 by reference.

On March 11, 2025, Nabors, Parker, Merger Sub and the Stockholder Representative entered into the Third Amendment to the Merger Agreement (the “Amendment”). Pursuant to the Amendment, Nabors, Merger Sub and Parker agreed, among other things, to waive certain conditions precedent to the consummation of the Merger.

On the Closing Date, certain stockholders of Parker (the “Supporting Stockholders”) entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Nabors Common Shares (as defined below) the Supporting Stockholders hold. The Registration Rights Agreement provides certain registration rights and piggyback registration rights to the Supporting Stockholders, subject in certain circumstances to underwriter-advised maximums on the number of Nabors Common Shares offered in any single underwritten offering and issuer suspensions of sales. Nabors agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

The foregoing descriptions of the Amendment and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to full text of the Amendment and the Registration Rights Agreement, which are filed as Exhibit 2.2 and Exhibit 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Merger as described above, all outstanding obligations under Parker’s Amended and Restated Credit Agreement, dated as of October 8, 2019 (as amended in March 2021, March 2023 and September 2024, the “Parker ABL Credit Agreement”) with the lenders and letter of credit issuers party thereto, Bank of America, N.A., as administrative agent, and Bank of America N.A. and Deutsche Bank Securities Inc. as joint lead arrangers and joint lead bookrunners were terminated. On the Closing Date, there were no borrowings and $16,692,730.15 in issued letters of credit outstanding under the Parker ABL Credit Agreement. In connection with the closing of the Merger, the issued letters of credit have been replaced with letters of credit issued under Nabors’ existing credit facilities.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report is incorporated herein by reference.

On March 11, 2025, Nabors consummated the Merger and completed the transactions contemplated by the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock of Parker, par value $0.01 per share (the “Parker Common Stock”) outstanding immediately prior to the Effective Time was converted into the right to receive (without interest) a pro rata share of the merger consideration, which consisted of up to 4,800,000 Nabors common shares, par value $0.05 per share (“Nabors Common Shares”) and a cash payment of $562,000.

The issuance of Nabors Common Shares in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Nabors’ Registration Statement on Form S-4 (File No. 3333-282909) (the “Registration Statement”), declared effective by the Securities and Exchange Commission on December 9, 2024.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.02 is incorporated into this Item 2.03 by reference.

Parker is party to that certain Second Lien Term Loan Credit Agreement, dated March 26, 2019 (as amended in March 2021 and January 2023) by and among Parker, UMB Bank, N.A., as administrative agent, and the lenders party thereto (the “Parker Term Loan”).

The lenders under the Parker Term Loan have lent Parker $178.1 million aggregate principal amount of term loans, all of which remains outstanding. The Parker Term Loan bears interest at a rate of 13.0 percent per annum, payable quarterly on the first day of each January, April, July and October and matures on September 26, 2025. The Parker Term Loan also contains customary affirmative and negative covenants, including as to compliance with laws (including environmental laws and anti-corruption laws), delivery of quarterly and annual financial statements, conduct of business, maintenance of property, maintenance of insurance, incurrence of liens, incurrence of indebtedness, dispositions of assets, fundamental changes and restricted payments. Additionally, the Parker Term Loan contains customary events of default and remedies for a term loan facility. If Parker does not comply with the covenants in the Parker Term Loan, the lenders thereto may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Parker Term Loan.

The Parker Term Loan is secured by second priority liens on substantially all of the assets of Parker and certain of its subsidiaries and has guarantees from certain subsidiaries of Parker, which liens and guarantees shall remain in force immediately after closing of the Merger.

Furthermore, the Parker Term Loan carries a customary change of control provision, which was triggered by the closing of the Merger. The change of control, when triggered, required that the Parker Term Loan be repaid or refinanced within 30 days of the Closing Date or that Parker make a change of control repayment offer pursuant to which it will offer to repurchase the term loans outstanding under the facility at 101% of the principal amount of such term loans. Nabors currently intends to refinance the Parker Term Loan with new debt after closing of the Merger, subject to market conditions.

The description of the Parker Term Loan contained in this Item 2.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Parker Term Loan, which was filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 11, 2025, Nabors and Parker issued a joint press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Nabors’ investor presentation containing additional information regarding the Merger is included in this Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements

The financial statements of Parker required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report within 71 calendar days of the date on which this report is required to be filed.

(b) Pro-Forma Financial Statements

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report within 71 calendar days of the date on which this report is required to be filed.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 14, 2024, by and among Nabors Industries Ltd., Nabors SubA Corporation, Parker Drilling Company and Värde Partners, Inc., solely in its capacity as the representative of the stockholders of Parker Drilling Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 15, 2024).*

2.2	Third Amendment to Agreement and Plan of Merger, dated as of March 11, 2025, by and among Nabors Industries Ltd., Nabors SubA Corporation, Parker Drilling Company and Värde Partners, Inc., solely in its capacity as the representative of the stockholders of Parker Drilling Company.

10.1	Second Lien Term Loan Credit Agreement, dated March 26, 2019, by and among Parker Drilling Company, certain subsidiaries party thereto, UMB Bank, N.A., and the Lenders from time-to-time party thereto (incorporated by reference to Exhibit 10.6 to Nabors’ Registration Statement on Form S-4 (File No. 333-282909) filed with the SEC on October 31, 2024).

10.2	First Amendment to Second Lien Term Loan Credit Agreement, dated March 26, 2021, by and among Parker Drilling Company, certain subsidiaries party thereto, UMB Bank, N.A. and the Lenders party thereto (incorporated by reference to Exhibit 10.7 to Nabors’ Registration Statement on Form S-4 (File No. 333-282909) filed with the SEC on October 31, 2024).

10.3	Second Amendment and Limited Waiver to Second Lien Term Loan Credit Agreement, dated January 12, 2023, by and among Parker Drilling Company, certain subsidiaries party thereto, UMB Bank, N.A. and the Lenders party thereto (incorporated by reference to Exhibit 10.8 to Nabors’ Registration Statement on Form S-4 (File No. 333-282909) filed with the SEC on October 31, 2024).

10.4	Registration Rights Agreement, dated as of March 11, 2025 by and among Nabors Industries Ltd. and the stockholders party thereto.

99.1	Press Release, dated March 12, 2025.

99.2	Investor Presentation, dated March 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2)(ii) of Regulation S-K.

Cautionary Statement Regarding Forward-Looking Statements

The information included in this Current Report includes forward-looking statements within the meaning of the Securities Act and the Exchange Act. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this Current Report reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nabors Industries Ltd.

Date:	March 12, 2025	By:	/s/ Mark D. Andrews
Name:Mark D. Andrews
Title: Corporate Secretary